Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Heliogen, Inc.

Pasadena, California

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated May 17, 2021, relating to the financial statements of Heliogen, Inc., which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP
Los Angeles, California

August 6, 2021